UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 21, 2022

Minerva Surgical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40919	26-3422906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer) Identification Number

4255 Burton Dr., Santa Clara, CA 95054

(Address of principal executive offices)

(855) 646-7874

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, par value $0.001	UTRS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director

On July 19 2022, the board of directors (the “Board”) of Minerva Surgical, Inc (the “Company”) appointed Derrick Sung to serve as a Class II director, effective July 20, 2022, with a term expiring at the 2023 annual meeting of stockholders or until his successor has been duly elected and qualified. The Board has affirmatively determined that Dr. Sung is an independent director pursuant to the listing standards of The NASDAQ Stock Market. Dr. Sung’s compensation for service as a non-employee director will be consistent with that of the Company’s other non-employee directors, subject to proration to reflect the commencement date of his service on the Board.

Dr. Sung has served as the Chief Financial Officer of Pulmonx Corporation since May 2019. From May 2015 to May 2019, Dr. Sung served as the Executive Vice President of Strategy and Corporate Development for iRhythm Technologies, Inc., a digital healthcare and medical technology company. From February 2008 to April 2015, Dr. Sung was the senior equity research analyst covering the medical devices sector for Sanford C. Bernstein & Co., LLC, a subsidiary of AllianceBernstein L.P. From 2004 to 2008, he served as Director of Marketing and Business Development in the Neuromodulation division of Boston Scientific Corporation. From 2000 to 2004, Dr. Sung was a management consultant at The Boston Consulting Group, a business consulting firm. Dr. Sung holds a Ph.D. in Bioengineering from U.C. San Diego, an M.B.A. from San Diego State University and a B.S. in Mechanical Engineering from Stanford University.

There are no arrangements or understandings between Dr. Sung and any other person pursuant to which Dr. Sung was appointed as a director of the Company. Dr. Sung has no family relationships with any of the Company’s directors or executive officers, and, other than as described above, Dr. Sung does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On July 21, 2022, the Company issued a press release announcing Dr. Sung’s appointment. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Appointment to Board Committee

On July 19, 2022, the Board appointed Dr. Sung as a member of our audit committee, effective as of July 20, 2022. As of July 20, 2022, the audit committee will be comprised of the following members: Catherine Coste (chair), Jill Anderson, David M. Renzi and Dr. Sung.

All of the directors on our audit committee are independent within the meaning of the listing standards of The NASDAQ Stock Market.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated July 21, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERVA SURGICAL, INC.
Date: July 21, 2022
	By:	/s/ Joel R. Jung
Chief Financial Officer
(Principal Financial and Accounting Officer)